UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.    20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

May 18, 2009

TXCO Resources Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-9120	84-0793089
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

777 E. Sonterra Blvd., Suite 350
San Antonio, Texas	78258
(Address of principal executive offices)	(Zip Code)

(210) 496-5300
(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 3.01                      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 18, 2009, TXCO Resources Inc. (the "Company") received notice of a determination of the staff of the Nasdaq Listing Qualifications Department, in accordance with Nasdaq Marketplace Rules 5100, 5110(b), and IM-5100-1, to:

  •   delist the Company's common stock (trading symbol: TXCO)

  •   suspend trading in the Company's common stock at the opening of business on May 28, 2009, and

  •   file a Form 25-NSE with the Securities and Exchange Commission removing the Company's common stock from listing and registration on The Nasdaq Stock Market.

The NASDAQ staff provided the following reasons for the delisting: the bankruptcy filing announced by the Company and the associated public interest concerns raised by it; concerns regarding the residual equity interest of the existing listed securities holders; and concerns about the Company’s ability to sustain compliance with all requirements for continued listing on The Nasdaq Stock Market.

The Company does not intend to request a hearing with the Nasdaq Listing Qualifications Panel to appeal the proposed delisting.

A copy of the Company’s press release announcing the receipt of the delisting notification is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01                      Other Events.

As previously disclosed, on May 17, 2009, the Company and its subsidiaries (collectively, the "Debtors") filed voluntary petitions for relief (collectively, the "Bankruptcy Filing") under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Western District of Texas (the "Bankruptcy Court"). For further information see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 18, 2009, and/or the Company’s Form 10-Q filed on that date.

 On May 21, 2009, the Bankruptcy Court entered the Interim Order on Motion for Order Under 11 U.S.C. §§ 105, 362 and 541 Establishing Notification and Hearing Procedures for Trading in Equity Securities (the “Interim Trading Order”) granting the Debtors’ motion to require beneficial owners of substantial amounts of the company’s common stock to provide notice of their holdings, to provide notice of potential sales or purchases, and to restrict, in specified circumstances, certain potential transactions by a Substantial Shareholder (as defined below) (the “Common Stock Notice and Transfer Requirements”).  The objection deadline to the Interim Trading Order is June 8, 2009.  In the event a timely objection is filed, the Bankruptcy Court will schedule a hearing to consider such Objection.  If no timely Objection is filed, the Interim Trading Order will become final.

Under the Common Stock Notice and Transfer Requirements, each “Substantial Shareholder” must provide the Debtors, the Debtors’ counsel and the Bankruptcy Court advance notice (a “Transfer Notice”) of its intent to buy or sell common stock (including options to acquire the company’s common stock, as further specified in the Interim Trading Order) prior to effectuating any such purchase or sale.  A “Substantial Shareholder” under the Interim Trading Order is a person or entity that beneficially owns or, as a result of a purchase or sale transaction, would beneficially own, at least 1,730,000 shares (including options to acquire shares, as further specified in the Interim Trading Order) of the Company’s common stock, representing approximately 4.50% of all issued and outstanding shares of the Company’s common stock as of May 17, 2009.  A person or entity that is or becomes a Substantial Shareholder must file with the Bankruptcy Court, and provide the Debtors and their counsel with, notification of such status on or before the later of (a) 25 days after the date of entry of the Interim Trading Order, or June 15, 2009, or (b) 10 days after becoming a Substantial Shareholder.

The Debtors requested the Common Stock Notice and Transfer Requirements to help identify and, where necessary, restrict potential trades of the Company’s common stock that could negatively impact the Debtors’ ability to preserve maximum availability of their net operating losses under Section 382 of the Internal Revenue code of 1986, as amended.  Pursuant to the Interim Trading Order, the Debtors have 20 calendar days after receipt of a Transfer Notice to file any objections to the transfer with the Bankruptcy Court and serve notice on the Substantial Shareholder providing the notice.  If the Debtors file any such objections, the transfer would not become effective unless approved by a final and non-appealable order of the Bankruptcy Court.

The foregoing description of the Interim Trading Order does not purport to be complete and is qualified in its entirety by reference to the Interim Trading Order, a copy of which is attached as Exhibit 99.2 to this report and is incorporated herein by reference.

The Interim Trading Order requires that the Debtors file a copy of the Interim Trading Order as an exhibit to a report on Form 8-K with the Securities and Exchange Commission.  A copy of the Order is being filed as Exhibit 99.2 to this report and is incorporated by reference to this Item 8.01.

Most of the Debtors' filings with the Bankruptcy Court, including the Interim Trading Order, are available to the public at the offices of the Clerk of the Bankruptcy Court or the Bankruptcy Court's web site (http://www.txwb.uscourts.gov/) or may be obtained through private document retrieval services, or on the web site established by the Debtors' claims and noticing agent (http://cases.administarllc.com/txco).

The Company also today announced that the U.S. Bankruptcy Court for the Western District of Texas has granted the Company interim authorization to borrow up to $12.5 million under its proposed $32 million debtor-in-possession (DIP) credit facility. The DIP facility authorization will provide immediate liquidity to the Company to help fund operations during the reorganization, subject to customary conditions.

Item 9.01                      Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press release dated May 21, 2009, entitled "TXCO Resources Receives Interim Court Authorization to Draw on Interim DIP Credit Facility; Receives Delisting Notice From Nasdaq"

99.2	Interim Order on Motion for Order Under 11 U.S.C. §§ 105, 362 and 541 Establishing Notification and Hearing Procedures for Trading in Equity Securities

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TXCO Resources Inc.

Dated: May 22, 2009	/s/ James E. Sigmon
James E. Sigmon
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated May 21, 2009, entitled " TXCO Resources Receives Interim Court Authorization to Draw on Interim DIP Credit Facility; Receives Delisting Notice From Nasdaq"

99.2	Interim Order on Motion for Order Under 11 U.S.C. §§ 105, 362 and 541 Establishing Notification and Hearing Procedures for Trading in Equity Securities